Exhibit 99.1

Genelabs Provides Update on Prestara™ Development

REDWOOD CITY, Calif. – September 26, 2003 – Genelabs Technologies, Inc. (Nasdaq: GNLB) provided an update today on the development of Prestara™ (prasterone) for women with systemic lupus erythematosus (SLE or lupus). Genelabs is developing Prestara as a proposed treatment to limit bone loss in women with systemic lupus erythematosus taking glucocorticoids. Because loss of bone mineral density is a common manifestation of lupus, patients with the disease are at greater risk of osteoporosis.

In August 2002, the U.S. Food and Drug Administration (FDA) completed its review of Genelabs’ New Drug Application (NDA) for Prestara™ for women with SLE and issued an approvable letter to Genelabs. Approval is contingent upon, among other things, the successful completion of an additional clinical trial providing sufficient evidence to confirm the positive effect of Prestara on bone mineral density that was observed in Genelabs’ previous Phase III Study GL95-02. In this study, over the one-year treatment period, the group of patients receiving Prestara had significantly increased bone mineral density, compared to a decrease in bone mineral density for the group of patients on placebo. The differences between treatment groups were statistically significant. In the group of patients taking Prestara, the mean percentage change in bone mineral density at the lumbar spine was a 1.7% increase, while the group of patients taking placebo had a loss in bone mineral density of 1.1% (55 patients, p=0.003 between groups). Additionally, the mean percentage change in bone mineral density at the hip was a 2.0% increase in the Prestara group, compared to a loss of 0.3% for the placebo group (53 patients, p=0.013 between groups).

Following receipt of the approvable letter, Genelabs designed and initiated a multicenter, randomized, placebo-controlled, double-blind clinical trial that is being conducted at leading medical centers. The primary endpoint is bone mineral density at the lumbar spine. The trial protocol provides for approximately 150 women with SLE receiving glucocorticoids to be enrolled and treated for six months with either 200 mg/day Prestara or placebo.

In June Genelabs targeted completion of enrollment in the clinical trial by the end of the third quarter 2003. Patients are currently being enrolled into the clinical trial at 26 centers in the United States and Mexico. To date, the trial has enrolled 103 patients, and 29 additional patients are either currently being screened or have been scheduled to be screened for the trial. The patients being screened for qualification into the trial have had their medical history reviewed by a clinical investigator, but must meet additional conditions in order to be enrolled into the trial.

“The initial patients in our confirmatory clinical trial have already completed their six-month double blind treatment phase and are enrolling in our one-year open-label follow-up. Of course, we remain blinded as to how these patients have responded to treatment, and will continue to be blinded until treatment completes for all patients,” stated Mumtaz Ahmed, M.D., Ph.D., Vice President, Drug Development. “Damage to the musculoskeletal system, including loss of bone mineral density, has been reported in several large studies to be the most common form of organ damage in lupus. This loss of bone mineral density occurs as a result of the underlying disease and is exacerbated by the use of glucocorticoids, like prednisone, which is currently the most widely used treatment for lupus patients. In this study, to best demonstrate the effect of Prestara on the patients’ bone mineral density during the six-month treatment period, among other criteria we are only enrolling patients with active lupus who are taking at least 5 mg of prednisone per day and are excluding patients who are also receiving other medications that may increase bone mineral density, such as Fosamax® (alendronate), Actonel® (risedronate) or parathyroid hormone.”

“I am very pleased with the progress we have made recruiting clinical investigators and enrolling qualified patients,” stated Irene A. Chow, Ph.D., chairman and chief executive officer. “We are getting closer to full enrollment and are actively working to complete the enrollment as quickly as possible. Our primary commitment remains to complete the highest quality clinical trial. We will provide an additional progress update when patient enrollment has been completed.”

About Genelabs

Genelabs Technologies, Inc. is a biopharmaceutical company pioneering the discovery and development of novel pharmaceutical products to improve human health. We have built drug discovery and clinical development capabilities that can support various research and development projects. We are concentrating our capabilities on developing a late-stage product for lupus and discovering novel lead compounds that selectively inhibit replication of the hepatitis C virus (HCV). Through our drug discovery efforts we have synthesized numerous antimicrobial lead compounds, one of which has been selected for preclinical development, and are using high-throughput methods for the discovery of novel lead compounds for HCV. Our clinical development efforts are concentrated on Prestara™ (prasterone; Anastar™ in Europe) for systemic lupus erythematosus, for which we have received an approvable letter from the U.S. Food and Drug Administration and for which we have submitted a Marketing Authorization Application in Europe. For more information about Genelabs, please visit www.genelabs.com.

NOTE: This press release contains forward-looking statements including statements regarding the screening of patients for potential enrollment in our clinical trial of Prestara™ for systemic lupus erythematosus. These forward-looking statements are based on Genelabs’ current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, the company’s capital requirements and history of operating losses; whether the results of the company’s clinical trials of Prestara™ and other supporting information will be sufficient to support the approval of Prestara™ by the FDA, the European Agency for Evaluation of Medicinal Products and other regulatory authorities; delays regarding the regulatory approval process including the timing and scope of approval received, if any; uncertainties and risks regarding market acceptance of Prestara™ as a treatment for systemic lupus erythematosus (SLE or lupus); uncertainties and risks regarding the company’s ability to consummate strategic or corporate partner transactions on favorable terms or at all; the early stage of Genelabs’ research programs and uncertainties associated with the preclinical development of compounds, including whether a compound will advance to preclinical testing, clinical trials, or ultimately become a product, and the uncertainty of the timing of any of these; and the validity, scope and enforceability of patents related to the company’s technologies. The active ingredient in Prestara™ is prasterone, the synthetic equivalent of the androgenic hormone dehydroepiandrosterone (DHEA). Products containing DHEA are currently being marketed by others as dietary supplements. The company has not submitted applications for regulatory review of Prestara™ outside the U.S. and Europe. In addition, neither U.S. nor other regulatory authorities have made a determination as to the safety or efficacy of Prestara™ for SLE. Please see the information appearing in the company’s filings with the Securities and Exchange Commission, including the most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, under the captions “Risk Factors,” “Business Risks” and “Forward-Looking Statements” for more discussion regarding these uncertainties and risks and others associated with the company’s research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.

Contact: Matthew M. Loar, Chief Financial Officer of Genelabs Technologies, Inc., +1-650-562-1424.